UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA EXECUTIVE EDUCATION CORP.
(Exact name of registrant as specified in its charter)

Nevada	75-3268300
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
c/o Hangzhou MYL Business Administration Consulting Co. Ltd. Room 307, Hualong Business Building 110 Moganshan Road, Hangzhou, P.R. China	310005
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-159693

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of Class)

Item 1.     Description of Registrant's Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained under the heading “Description of Securities” in the Registrant’s registration statement on Amendment No. 2 to Form S-1 (File No. 333-159693), filed with the Securities and Exchange Commission on July 28, 2009 as the same may be amended from time to time, and such information is incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated February 12, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed on February 12, 2010).

3.1*	Articles of Incorporation, as amended.

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed on June 3, 2009).

99	Registrant’s registration statement on Amendment No. 2 to Form S-1 (incorporated by reference to the Registrant’s Amendment No. 2 to Form S-1 (File No. 333-159693) filed on July 28, 2009).

*           Filed herewith.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA EXECUTIVE EDUCATION CORP.

/s/ Kaien Liang
Kaien Liang Chief Executive Officer
Dated: August 17, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated February 12, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed on February 12, 2010).

3.1*	Articles of Incorporation, as amended.

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed on June 3, 2009).

99	Registrant’s registration statement on Amendment No. 2 to Form S-1 (incorporated by reference to the Registrant’s Amendment No. 2 to Form S-1 (File No. 333-159693) filed on July 28, 2009).

*           Filed herewith.